Exhibit 23.3

Torch Energy Royalty Trust

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the use of our report dated January 29, 2004 regarding Torch Energy Royalty Trust interest for the year ended December 31, 2003 and to reference to our firm included in this Form 10-K.

RYDER SCOTT COMPANY, L.P.

By:	/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Houston, Texas

April 13, 2004